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                            EXHIBIT TO SCHEDULE 13G
                      FILED BY NORTHERN TRUST CORPORATION


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549-1004
Attention: Filing Desk, Stop 1-4

                     RE: Gyrodyne Company of America, Inc.
                         ---------------------------------

     Pursuant to the requirement of 240.13d-1(e) (1) (iii), this exhibit shall constitute our written agreement that the Schedule 13G to which this exhibit is attached is filed on behalf of Northern Trust Corporation and of its subsidiary(ies), as stated below, regarding our respective beneficial ownership in the above-captioned equity security.

                                       NORTHERN TRUST CORPORATION


                                       By: Perry R. Pero
                                           -------------

DATED: 1-10-97                         As its: Sr. Executive Vice President
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The NORTHERN TRUST COMPANY

By: Perry R. Pero
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As its Sr. Executive Vice President
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